Exhibit 4.1

[EXECUTION VERSION]

REGISTRATION RIGHTS AGREEMENT

between

SENSEONICS HOLDINGS, INC.

and

THE INVESTORS IDENTIFIED IN SCHEDULE I

Dated as of December 7, 2015

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made as of December 7, 2015 by and among Senseonics Holdings, Inc., a Delaware corporation (formerly known as ASN Technologies, Inc.) (the “Company”) and each of the persons named in the attached Schedule I (individually, an “Investor” and collectively, the “Investors”).

WHEREAS, the parties desire to enter into this Agreement in order to grant registration rights to the Investors.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; REGISTRATION RIGHTS

1.1                               Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Company Common Stock” shall mean the Common Stock, $0.001 par value per share, of the Company, as constituted as of the date of this Agreement.

“Conversion Shares” shall mean shares of Subsidiary Common Stock issued upon conversion of the Preferred Shares in connection with the Merger.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Exchange Shares” shall mean the Company Common Stock issued to the Investors in exchange for the Conversion Shares in connection with the Merger.

“Merger” shall mean the transactions contemplated by that certain Agreement and Plan of Merger and Reorganization by and among the Company, SMSI Merger Sub, Inc. and the Subsidiary, dated December 4, 2015.

“Preferred Shares” shall mean (1) shares of the Series A Convertible Preferred Stock, $0.01 par value per share, of the Subsidiary, (2) shares of the Series B Convertible Preferred Stock, $0.01 par value per share, of the Subsidiary, (3) shares of the Series C Convertible Preferred Stock, $0.01 par value per share, of the Subsidiary, (4) shares of the Series D Convertible Preferred Stock, $0.01 par value per share, of the Subsidiary, and (5) shares of the Series E Convertible Preferred Stock, $0.01 par value per share, of the Subsidiary.

1

“Registrable Stock” shall mean the Exchange Shares, excluding Exchange Shares that (a) have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them, (b) have been publicly sold pursuant to Rule 144, or (c) are eligible to be sold without restriction under Rule 144 in a single sale.

“Registration Expenses” shall mean the expenses so described in Section 1.6.

“Rule 144” shall mean Rule 144 as promulgated under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean the expenses so described in Section 1.6.

“Subsidiary” shall mean Senseonics, Incorporated, a Delaware corporation.

“Subsidiary Common Stock” shall mean the Common Stock, $0.01 par value per share, of the Subsidiary.

“Super Form 8-K” shall mean the Current Report on Form 8-K filed by the Company reporting the completion of the Merger containing “Form 10 information” regarding the Company (as defined in Rule 144(ii)(3) promulgated under the Securities Act).

1.2                               Required Registration.

(a)                                 At any time after the earlier of (i) six months after any registration statement covering a public offering of securities of the Company effected after the date of this Agreement under the Securities Act shall have become effective, and (ii) the third anniversary of the date of this Agreement, but in either event, no earlier than the one year anniversary of the Company’s filing of the Super Form 8-K, the holders of Registrable Stock constituting at least 50% of the total shares of Registrable Stock then outstanding may by written notice to the Company request the Company to register under the Securities Act all or any portion of the shares of Registrable Stock held by such requesting holder or holders for sale in the manner specified in such notice, provided that the shares of Registrable Stock for which registration has been requested shall constitute at least 20% of the total shares of Registrable Stock originally issued if such holder or holders shall request the registration of less than all shares of Registrable Stock then held by such holder or holders (or any lesser percentage if the reasonably anticipated aggregate price to the public of such public offering would exceed $10,000,000).  Notwithstanding anything to the contrary contained herein, no request may be made under this Section 1.2 within 120 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of

Registrable Stock shall have been entitled to join pursuant to Sections 1.3 or 1.4 and in which there shall have been effectively registered all shares of Registrable Stock as to which registration shall have been requested.

(b)                                 Following receipt of any notice under this Section 1.2, the Company shall immediately notify all holders of Registrable Stock from whom notice has not been received and shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Registrable Stock specified in such notice (and in all notices received by the Company from other holders within 30 days after the giving of such notice by the Company).  If such method of disposition shall be an underwritten public offering, the holders of a majority of the shares of Registrable Stock to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed.  The Company shall be obligated to register Registrable Stock pursuant to this Section 1.2 on two occasions only; provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Registrable Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

(c)                                  In any registration statement requested pursuant to this Section 1.2, the Company shall be entitled to include shares of Company Common Stock to be sold by the Company for its own account.  If in the opinion of the managing underwriter (if the method of disposition in the requested registration statement shall be an underwritten public offering) such inclusion would adversely affect the marketing of the Registrable Stock to be sold, then the Company shall reduce the number of shares of Company Common Stock to be sold by the Company for its own account to that number which, in the opinion of the managing underwriter, would not adversely affect the marketing of the Registrable Stock requested to be sold.  In the event that the Company selects option (ii), the registration statement shall not count as a registration of Registrable Stock pursuant to Section 1.2(b) above.  Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to Company Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 1.2 until the completion of the period of distribution of the registration contemplated thereby, and no holder of Registrable Stock will be entitled to request registration of its Registrable Stock during such period.

1.3                               Incidental Registration.

If the Company at any time (other than pursuant to Section 1.2 or Section 1.4) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Stock for sale to the public), each such time it will give written notice to all holders of outstanding Registrable Stock of its intention so to do, provided, however, that, unless the proposed registration is in connection with a proposed firmly underwritten offering, the Company shall not be obligated to give written notice to holders of Registrable Stock that is then registered pursuant to an effective registration statement.  Upon the written request of any such holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of its Registrable Stock (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Registrable Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Registrable Stock so registered.  In the event that any registration pursuant to this Section 1.3 shall be, in whole or in part, an underwritten public offering of Company Common Stock, the number of shares of Registrable Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Registrable Stock owned by such holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein (if the reasonably anticipated aggregate price to the public of all such Registrable Stock would exceed $250,000), provided, however, that such number of shares of Registrable Stock shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company or requesting holders of Registrable Stock, and provided, further, however, that in no event may less than one-third of the total number of shares of Company Common Stock to be included in such underwriting be made available for shares of Registrable Stock, unless such offering is a firm commitment underwritten public offering effected prior to the one year anniversary of the Company’s filing of the Super Form 8-K, in which event any or all of the Registrable Stock may be excluded from the underwriting.  Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 1.3 without thereby incurring any liability to the holders of Registrable Stock.

1.4                               Registration on Form S-3.

The Company shall register Company Common Stock under the Exchange Act as soon as legally permissible following the effective date of the first registration of any securities of the Company on Form S-1 and the Company shall thereafter file all reports and effect all qualifications and compliances as would facilitate or permit the sale and distribution of its stock on Form S-3.  Thereafter, if at any time a holder or holders of Registrable Stock request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Registrable Stock held by such requesting holder or holders, the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Registrable Stock specified in such notice.  Whenever the Company is required by this Section 1.4 to use its best efforts to effect the registration of Registrable Stock, each of the procedures and requirements of Section 1.2 (including but not limited to the requirement that the Company notify all holders of Registrable Stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration, provided, however, that there shall be no limitation on the number of registrations on Form S-3 which may be requested and obtained under this Section 1.4.

1.5                               Registration Procedures.

If and whenever the Company is required by the provisions of Sections 1.2, 1.3 or 1.4 to use its best efforts to effect the registration of any shares of Registrable Stock under the Securities Act, the Company will, as expeditiously as possible:

(a)                                 prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 1.2, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

(b)                                 prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement for such period:

(c)                                  furnish to each seller of Registrable Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Stock covered by such registration statement;

(d)                                 use its best efforts to register or qualify, to the extent required, the Registrable Stock covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the sellers of Registrable Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e)                                  use its best efforts to list the Registrable Stock covered by such registration statement with any securities exchange on which the Company Common Stock is then listed;

(f)                                   immediately notify each seller of Registrable Stock, and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(g)                                 if the offering is underwritten and at the request of any seller of Registrable Stock, use its best efforts to furnish on the date that Registrable Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, covering such matters as are typically covered in opinions provided to underwriters in an underwritten public offering, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

(h)                                 make available for inspection by each seller of Registrable Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

For purposes of Sections 1.5(a) and 1.5(b) and of Section 1.2(c), the period of distribution of Registrable Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Stock in any other registration shall be deemed to extend until the sale of all Registrable Stock covered thereby.

In connection with each registration hereunder, the sellers of Registrable Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably requested by the Company or its counsel in order to assure compliance with federal and applicable state securities laws.

In connection with each registration pursuant to Sections 1.2, 1.3 or 1.4 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature (the “Underwriting Agreement”).

1.6                               Expenses.

All expenses incurred by the Company in complying with Sections 1.2, 1.3 and 1.4, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, or FINRA, transfer taxes, fees of transfer agents and registrars, costs of insurance and reasonable fees and disbursements of one counsel for the sellers of Registrable Stock, but excluding any Selling Expenses, are called

“Registration Expenses”.  All underwriting discounts and selling commissions applicable to the sale of Registrable Stock are called “Selling Expenses”.

The Company will pay all Registration Expenses in connection with each registration statement under Sections 1.2, 1.3 or 1.4.  All Selling Expenses in connection with each registration statement under Sections 1.2, 1.3 or 1.4 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

1.7                               Indemnification and Contribution.

(a)                                 In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to Sections 1.2, 1.3 or 1.4, the Company will indemnify and hold harmless each seller of such Registrable Stock thereunder, each underwriter of such Registrable Stock thereunder, each of their respective partners, members (in the case of a limited liability company), beneficiaries or beneficial owners (in the case of a trust), shareholders, officers and directors (in the case of a corporation), and each other person, if any, who controls any such person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Stock was registered under the Securities Act pursuant to Sections 1.2, 1.3 or 1.4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished to the Company by such seller or underwriter or any of their respective controlling persons in writing specifically for use in such registration statement or prospectus, and provided, further, in the case of an underwriter or person who controls such underwriter, the Company’s liability will be no greater than as set forth in, and subject to any limitations and exclusions contained in, the Underwriting Agreement.  It is agreed that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

(b)                                 In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to Sections 1.2, 1.3 or 1.4, each seller of such Registrable Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities

Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Stock was registered under the Securities Act pursuant to Sections 1.2, 1.3 or 1.4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however that such seller will be liable hereunder in any such case if, and only to the extent that, any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and provided further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Registrable Stock covered by such registration statement.  It is agreed that the indemnity obligations of each seller of Registrable Stock contained in this Section 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such seller of Registrable Stock (which consent has not been unreasonably withheld).

(c)                                  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 1.7 and shall only relieve it from any liability which it may have to such indemnified party under this Section 1.7 if and to the extent the indemnifying party is prejudiced by such omission.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 1.7 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, provided, however that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred, provided further, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, representing the indemnified parties who are parties to such action or actions.

(d)                                 In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 1.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 1.7; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however that, in any such case, (A) no such holder will be required to contribute any amount in excess of the proceeds received by such holder from the sale of all such Registrable Stock sold by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

1.8                               Changes in Company Common Stock.

If, and as often as, there is any change in the Company Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Company Common Stock as so changed.

1.9                               Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Stock to the public without registration, beginning 90 days after any registration statement covering a public offering of securities of the Company effected after the date of this Agreement under the Securities Act shall have become effective and for a period of at least five years thereafter, the Company agrees to:

(a)                                 make and keep public information available, as those terms are understood and defined in Rule 144;

(b)                                 use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)                                  furnish to each holder of Registrable Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy, of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Stock without registration.

2.                                      MISCELLANEOUS

2.1                               Successors and Assigns.

Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Registrable Stock), whether so expressed or not, provided, however that registration rights conferred herein on the holders of Registrable Stock shall only inure to the benefit of a transferee of Registrable Stock if (i) (A) there is transferred to such transferee at least 20% of the total shares of Registrable Stock originally issued pursuant to one or more preferred stock purchase agreements to the direct or indirect transferor of such transferee or (B) such transferee is a partner, shareholder, beneficiary or beneficial owner (in the case of a trust) or affiliate of a party hereto and (ii) such transferor agrees in writing to be bound by the terms of this Agreement.

2.2                               Notices.

All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by nationally recognized overnight courier service or by facsimile (and shall be sent by facsimile and courier service when such notice or communication is sent a non-United States address), addressed as follows:

if to the Company, at 20451 Seneca Meadows Parkway, Germantown, Maryland 20876, facsimile (301) 515-0988, Attention: President, with a copy to Cooley LLP, One Freedom Square, Reston Town Center, 11951 Freedom Drive, Reston, VA 20190-5656, facsimile (703) 456-8100, Attention:  Christian Plaza; and

if to any holder of Registrable Stock, at the address of such holder in the record books of the Company;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Registrable Stock) or to the holders of Registrable Stock (in the case of the Company).

2.3                               Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

2.4                               Amendments.

This Agreement may be amended or modified, and the provisions hereof may be waived, upon the written consent of the Company and the holders of at least two-thirds of the shares of Registrable Stock.   Any such amendment, modification or waiver shall be binding on all parties hereto.

2.5                               Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

2.6                               Termination of Registration Rights.

The obligations of the Company to register shares of Registrable Stock under Sections 1.2, 1.3 or 1.4 shall terminate on August 4, 2025.

2.7                               Market “Stand-Off” Agreement.

If requested in writing by the underwriters for any underwritten public offering of securities of the Company, each holder of Registrable Stock who is a party to this Agreement shall agree not to sell publicly any shares of Registrable Stock or any other shares of Company Common Stock (other than shares of Registrable Stock or other shares of Company Common Stock being registered for sale by such holder in such offering), without the consent of such underwriters, for a period of not more than 180 days following the effective date of the registration statement relating to such offering, such shorter period as the underwriters may request or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto; provided, however the underwriters have also requested that all persons entitled to registration rights with respect to shares of Company Common Stock who are not parties to this Agreement, all other persons selling shares of Company Common Stock in such offering and all executive officers and directors of the Company not to sell publicly their Company Common Stock under the circumstances and pursuant to the terms set forth in this Section 2.7.

2.8                               Blackout Periods.

Notwithstanding anything to the contrary set forth in this Agreement, the Company’s obligation to file a registration statement, or cause such registration statement to become and remain effective, or the ability of any and all holders of Registrable Stock which has been included in a registration statement to sell such Registrable Stock pursuant to such registration statement, shall be suspended in the event of a Suspension Event (as defined in the next sentence), for as long as such Suspension Event shall exist but not to exceed sixty (60) days in any 12-month period (the “Blackout Period”).  A Suspension Event shall consist of pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require disclosure of material non-public information by the Company which the Board of Directors of the Company reasonably believes should not be disclosed or which renders the Company unable to comply with requirements of the Commission or pursuant to the Securities Act or which make it impracticable or inadvisable to cause a registration statement to become effective or to amend or supplement a registration statement.  The Company shall notify the holders of Registrable Stock of the occurrence of any Suspension Event, the receipt of which notice shall commence the Blackout Period.  Such Blackout Period will terminate upon further notice of such event from the Company, which notice shall be given by the Company no later than five (5) days following the conclusion of the Suspension Event.

2.9                               Limitations on Subsequent Registration Rights.

The Company shall not grant to any third party any registration rights more favorable than any of those contained herein, so long as any of the registration rights under this Agreement remain in effect, unless it offers the parties hereto the option to elect such more favorable registration rights as a whole.

2.10                        Severability.

If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

2.11                        Titles and Subtitles.

The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

[Signatures Appear on Following Pages.]

IN WITNESS WHEREOF, the Company and the Investors have executed this Registration Rights Agreement as of the date first written above.

THE COMPANY:

SENSEONICS HOLDINGS, INC.

By:	/s/ R. Don Elsey
Name: R. Don Elsey
Title: Chief Financial Officer

IN WITNESS WHEREOF, the Company and the Investors have executed this Registration Rights Agreement as of the date first written above.

THE INVESTORS:

DELPHI VENTURES VIII, L.P.

By:	/s/ Doug Roeder
Name:	Doug Roeder
Title:	Managing Member

DELPHI BIOINVESTMENTS VIII, L.P.

By:	/s/ Doug Roeder
Name:	Doug Roeder
Title:	Managing Member

IN WITNESS WHEREOF, the Company and the Investors have executed this Registration Rights Agreement as of the date first written above.

THE INVESTORS:

GREENSPRING GLOBAL PARTNERS IV-A, L.P.
By: Greenspring General Partner IV, L.P.
By: Greenspring GP IV, LLC

By:	/s/ Eric Thompson
Name:	Eric Thompson
Title:	Chief Financial Officer

GREENSPRING GLOBAL PARTNERS IV-B, L.P.
By: Greenspring General Partner IV, L.P.
By: Greenspring GP IV, LLC

By:	/s/ Eric Thompson
Name:	Eric Thompson
Title:	Chief Financial Officer

GREENSPRING GLOBAL PARTNERS IV-C, L.P.
By: Greenspring General Partner IV, L.P.
By: Greenspring GP IV, LLC

By:	/s/ Eric Thompson
Name:	Eric Thompson
Title:	Chief Financial Officer

GREENSPRING CROSSOVER VENTURES I, L.P.
By: Greenspring Crossover I GP, L.P.
By: Greenspring Crossover I, L.L.C.

By:	/s/ Eric Thompson
Name:	Eric Thompson
Title:	Chief Financial Officer

IN WITNESS WHEREOF, the Company and the Investors have executed this Registration Rights Agreement as of the date first written above.

THE INVESTORS:

HEALTHCARE VENTURES VI, L.P.
By: HealthCare Partners VI, L.P.,
its General Partner

By:	/s/ [Illegible]
Name:
Title:

IN WITNESS WHEREOF, the Company and the Investors have executed this Registration Rights Agreement as of the date first written above.

THE INVESTORS:

NEW ENTERPRISE ASSOCIATES 9,
LIMITED PARTNERSHIP
By: NEA Partners 9, Limited Partnership,
its General Partner

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Chief Legal Officer/Attorney-in-fact

NEW ENTERPRISE ASSOCIATES 10,
LIMITED PARTNERSHIP
By: NEA Partners 10, Limited Partnership,
its General Partner

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Chief Legal Officer/Attorney-in-fact

IN WITNESS WHEREOF, the Company and the Investors have executed this Registration Rights Agreement as of the date first written above.

NEW ENTERPRISE ASSOCIATES VII,
LIMITED PARTNERSHIP
By:	NEA Partners VII, Limited Partnership,
its general partner

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Chief Legal Officer/Attorney-in-fact

NEA PRESIDENTS FUND, L.P.
By:	NEA General Partner, L.P.

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Chief Legal Officer/Attorney-in-fact

NEA VENTURES 1997, L.P.

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Chief Legal Officer/Attorney-in-fact

IN WITNESS WHEREOF, the Company and the Investors have executed this Registration Rights Agreement as of the date first written above.

THE INVESTORS:

ROCHE FINANCE LTD

By:	/s/ Beat Kraehenmann
Name:	Beat Kraehenmann
Title:	Authorized Signatory

By:	/s/ Andreas Knierzinger
Name:	Andreas Knierzinger
Title:	Authorized Signatory

SCHEDULE I

Investors